P.O. Box 2866
Winston-Salem, NC 27102-2866

Contact:	Seth Moskowitz (336) 741-7698	RJRTH 2004-09

RJR Grants FTC Additional Extension to Evaluate Proposed Merger

WINSTON-SALEM, N.C. – June 8, 2004 – R.J. Reynolds Tobacco Holdings, Inc. (NYSE: RJR) and Brown & Williamson Tobacco Corp. (B&W) have granted the Federal Trade Commission (FTC) an additional extension of the waiting period required by the Hart-Scott-Rodino Act before the companies can complete their proposed merger. The FTC had previously requested a deadline of June 11. The FTC subsequently asked that the deadline be extended to 5 p.m. on June 24, and the companies have agreed that they will not complete the combination transaction prior to that time.

R.J. Reynolds Tobacco Holdings, Inc. is the parent company of R.J. Reynolds Tobacco Company and Santa Fe Natural Tobacco Company, Inc. R.J. Reynolds Tobacco Company is the second-largest tobacco company in the United States, manufacturing about one of every four cigarettes sold in the United States. Reynolds Tobacco’s product line includes four of the nation’s 10 best-selling cigarette brands: Camel, Winston, Salem and Doral. Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other tobacco products, and markets them both nationally and internationally. Copies of RJR’s news releases, annual reports, SEC filings and other financial materials are available on the company’s website, www.RJRHoldings.com.

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